Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com Gregory R. Hall greg.hall@dlapiper.com T 480.606.5128 F 480.606.5528

June 16, 2014

Inventure Foods, Inc.

5415 East High Street, Suite #350

Phoenix, Arizona 85054

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as outside counsel to Inventure Foods, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2014, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of $100,000,000 aggregate initial offering price of Securities (as defined below) and up to 5,000,00 shares of common stock, par value $0.01 per share, of the Company to be sold by certain stockholders (the “Selling Stockholders”) of the Company (the “Secondary Shares”).

As used herein, the term “Securities” includes (i) senior or subordinated debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $100 per share (the “Preferred Stock”), and (iii) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company to be sold directly by the Company (the “Primary Shares”).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a)                                 The Registration Statement;

(b)                                 the certificate of incorporation (the “Charter”) and by-laws (the “By-Laws”), each as amended, of the Company (collectively, the “Organizational Documents”); and

(c)                                  such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions, and qualifications noted below.

In examining the Documents, we have assumed, without independent investigation, that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copied conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors on any matters on which stockholders of the Company may vote, such rights are set forth in the Company’s Charter or the Charter grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors has conferred such rights; and (xii) there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

We further assume that:

(a)                                 The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Organizational Documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)                                 The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c)                                  Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as required, as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(d)                                 To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(e)                                  Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Organizational Documents and applicable law.

(f)                                   Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of any convertible Debt Securities), or Primary Shares (including Primary Shares that are the subject of any convertible Debt Securities or convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by certificates of designation or by classification or reclassification of existing capital stock and the filing of amendments to the Company’s Charter, will have been taken.

(g)                                  For shares of Preferred Stock or Primary Shares represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Primary Shares will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Primary Shares, as the case may be, and will comply with the Organizational Documents and applicable law.  For shares of Preferred Stock or Primary Shares not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Primary Shares, as the case may be, and will comply with the Organizational Documents and applicable law.

(h)                                 The underwriting or other agreements for offerings and sales of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(i)                                     The Registration Statement will have been declared effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)                                 Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.

(2)                                 Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing Primary Shares, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Organizational Documents and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the conversion of one or more series of the Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)                                 The Secondary Shares are duly authorized, have been validly issued, and are fully paid and nonassessable

(4)                                 Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Organizational Documents and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the conversion of one or more series of the Debt Securities, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)                                 The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)                                 We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of New York and the substantive federal securities laws of the United States of America.  We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction.  We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)                                  We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(d)                                 The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)                                  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)